Exhibit 99.1
N-able Announces Second Quarter 2026 Results

Delivers ARR Growth of 6% Year-Over-Year at Constant Currency

Appoints Russell Rosa as Chief Revenue Officer

Updates Full-Year 2026 ARR Outlook to $562M–$565M

BURLINGTON, Massachusetts - August 10, 2026 - N-able, Inc. (NYSE:NABL), a global cybersecurity company delivering business resilience, today reported results for its second quarter ended June 30, 2026.

“AI is reshaping the security landscape, making our mission to democratize cyber-defense more critical than ever,” said N-able president and CEO John Pagliuca. “We are taking decisive action across the business to better capture this demand. We welcomed Russell Rosa as our new Chief Revenue Officer, we are making organizational changes to align resources with our highest-priority opportunities, and we are sharpening our roadmaps to bring new products to market faster. Our award-winning platform protects approximately 500,000 businesses across the globe and our confidence in the road ahead remains strong.”

“The business continues to deliver growth and cash flow as we execute against a compelling cybersecurity and AI opportunity,” added N-able CFO Tim O’Brien. “We are executing strategic initiatives to strengthen our position in the market while delivering disciplined profitability. We also intend to be active with our share repurchase program, a reflection of our conviction in the long-term value of the business.”

Second quarter 2026 financial highlights:

•Total revenue of $138.2 million, representing 5.9% year-over-year growth, or 4.7% year-over-year growth on a constant currency basis.
•Subscription revenue of $137.1 million, representing 6.1% year-over-year growth, or 5.0% year-over-year growth on a constant currency basis.
•Total ARR of $544.5 million, representing 6.0% year-over-year growth, or 5.7% year-over-year growth on a constant currency basis.
•GAAP gross margin of 76.8% and non-GAAP gross margin of 80.2%.
•GAAP net income of $1.8 million, or $0.01 per diluted share, and non-GAAP net income of $18.7 million, or $0.10 per diluted share.
•Adjusted EBITDA of $39.9 million, representing an adjusted EBITDA margin of 28.9%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional recent business highlights:

•N-able strengthened its go-to-market leadership with the appointment of Russell Rosa as Chief Revenue Officer, supporting its strategy to accelerate partner-led growth, expand further upmarket, strengthen execution across its global partner and channel ecosystem, and drive its next phase of growth.
•N-able was named a Champion in the 2026 Omdia Global Managed Backup and Disaster Recovery Leadership Matrix for the third consecutive year, recognizing continued innovation in cyber resilience, data protection, cyber recovery, and business continuity capabilities.
•N-able advanced its AI-powered cybersecurity capabilities with the launch of Shadow AI Visibility, enabling organizations to better understand, govern, and secure AI usage across their environments while addressing growing security, compliance, and AI governance blind spots.
•N-able announced Empower 2027 and launched its global “Empower on the Move” series to expand customer engagement, peer collaboration, and cybersecurity education worldwide. This builds on the success of its sold-out Empower 2026 conference.
•N-able expanded its global security and innovation footprint with the official opening of a Global Capability Centre in Bengaluru, India, strengthening access to technical talent, expanding engineering, product management, and security operations capabilities, and accelerating AI-driven innovation across its platform.

Balance Sheet

As of June 30, 2026, total cash and cash equivalents were $115.8 million and total debt, net of debt issuance costs, was $392.3 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of August 10, 2026, N-able is providing its financial outlook for the third quarter of 2026 and its updated financial outlook for full-year 2026. The financial information below includes forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing foreign exchange rates and current macroeconomic dynamics.

Financial Outlook for the Third Quarter of 2026

N-able management currently expects to achieve the following results for the third quarter of 2026:

•Total revenue in the range of $134.5 to $135.5 million, representing approximately 3% year-over-year growth on a reported basis and 3% to 4% on a constant currency basis.
•Adjusted EBITDA in the range of $41.0 to $42.0 million, representing approximately 30% to 31% of total revenue.

Financial Outlook for Full-Year 2026

N-able management currently expects to achieve the following results for the full-year 2026:

•Total ARR in the range of $562 to $565 million, representing approximately 4% to 5% year-over-year growth on a reported basis and 5% on a constant currency basis.
•Total revenue in the range of $539 to $542 million, representing approximately 6% to 7% year-over-year growth on a reported basis and 5% on a constant currency basis.
•Adjusted EBITDA in the range of $158 to $161 million, representing approximately 29% to 30% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call to discuss its financial results, business and business outlook at 8:30 a.m. ET on August 10, 2026. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full-year 2026, our product development and market opportunity, and the impact of AI and macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the impact of adverse economic conditions; (b) our ability to sell subscriptions to new customers, to sell additional solutions to our existing customers and to increase the usage of our solutions by our existing customers, as well as our ability to generate and maintain customer loyalty; (c) our ability to sell our solutions through distributors and resellers; (d) any decline in our renewal or net retention rates; (e) our ability to successfully incorporate AI-powered features into our solutions, market and sell any AI-powered solutions we develop, garner increased market share projected for AI-powered solutions, and realize efficiencies from the internal use of AI tools, as well as other risks related to our use of AI; (f) the possibility that general economic, political, legal and regulatory conditions and uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of inflation, actions taken by central banks to counter inflation, rising interest rates, war and political unrest, military conflict (including between Russia and Ukraine and in the Middle East), terrorism, sanctions, trade or other issues in the U.S. and internationally, including increased tariffs or trade wars, or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (g) recent significant changes to U.S. trade policies and reciprocal trade measures enacted or threatened, which have led and may continue to lead to volatility and uncertainty, including increased market volatility and currency exchange rate fluctuations, which may also cause information technology spending to be reduced or purchasing decisions to be delayed; (h) any inability to generate significant volumes of high-quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (i) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (j) any inability to resell third-party software or integrate third-party software into our solutions, or find suitable replacements for such third-party software; (k) risks associated with our international operations; (l) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (m) risks that cyberattacks and other security incidents may result in compromises or breaches of our, our customers’, or their SMB and mid-market customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our customers’, or their SMB and mid-market customers’ environments, the exploitation of vulnerabilities in our, our customers’, or their SMB and mid-market customers’ security, the theft or misappropriation of our, our customers’, or their SMB and mid-market customers’ proprietary and confidential information, and interference with our, our customers’, or their SMB and mid-market customers’ operations, exposure to legal and other liabilities, higher customer and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (n) our status as a controlled company; (o) our ability to attract and retain qualified employees and key personnel; (p) the timing and success of new product introductions and product upgrades by us or our competitors; (q) our ability to maintain or grow our brands, including the Adlumin brand; (r) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (s) the possibility that our operating income could fluctuate and may decline as a percentage of revenue as we make further expenditures to expand our operations in order to support growth in our business; (t) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (u) our ability to operate our business internationally and increase sales of our solutions to our customers located outside of the United States; and (v) the risk that any unremediated material weakness could result in a material misstatement in our financial statements, and the increased costs associated with implementing remediation efforts relating to any material weakness, including the material weakness identified in the second quarter 2026; and (w) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2025, that N-able filed with the SEC on February 26, 2026. All information provided in this press release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and securities analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Definitions of Non-GAAP and Other Metrics

Annual Recurring Revenue (ARR). We calculate ARR by annualizing the recurring revenue and related usage revenue inclusive of discounts, excluding the impacts of credits and reserves, recognized during the last day of the reporting period from both long-term and month-to-month subscriptions. We believe ARR enhances the understanding of our business performance and the growth of our relationships with our customers.
Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross profit, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, transaction related costs, spin-off costs and restructuring costs and other. We define non-GAAP gross and operating margins as non-GAAP gross profit and operating income, respectively, divided by total revenue. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Technologies and Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased technologies and intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired technologies and intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Transaction Related Costs. We exclude certain expense items resulting from proposed and completed acquisitions, dispositions and similar transactions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, such proposed and completed transactions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude transaction related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of peer companies with different transaction related activities, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, the estimated costs of exiting and terminating facility lease commitments, and the costs of intra-group transfers of IP rights, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income, interest on deferred consideration, and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average diluted outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency losses (gains), transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and certain one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses. Effective July 1, 2025, we have removed from our computation of unlevered free cash flow non-cash items generally relating to cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items. Unlevered free cash flow for all prior periods presented has been revised to the current period computation.

About N-able

N-able protects businesses from evolving cyberthreats. Our AI-powered cybersecurity platform delivers business resilience to approximately 500,000 organizations worldwide, leveraging advanced end-to-end capabilities, simplified workflows, market-leading integrations, and flexible deployment options to improve efficiency and drive critical security outcomes. Our partner-first approach pairs our technology with experts, training, and peer-led events that empower customers to be secure, resilient, and successful. n-able.com

© 2026 N-able, Inc. All rights reserved.

Source: N-able, Inc.

Category: Financial
CONTACTS:

Investors:	Media:
Griffin Gyr ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$115,812	$111,837
Accounts receivable, net of allowances of $3,989 and $4,059 as of June 30, 2026 and December 31, 2025, respectively	46,340	49,972
Income tax receivable	3,181	3,432
Recoverable taxes	7,319	9,807
Current contract assets	15,420	19,528
Prepaid and other current assets	23,773	21,494
Total current assets	211,845	216,070
Property and equipment, net	43,370	38,392
Operating lease right-of-use assets	36,723	28,666
Deferred taxes	4,011	4,164
Goodwill	1,012,144	1,024,300
Intangible assets, net	55,249	64,786
Other assets, net	32,187	33,340
Total assets	$1,395,529	$1,409,718
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$17,663	$8,999
Accrued liabilities and other	42,742	55,283
Current contingent consideration	—	10,840
Current deferred consideration	64,024	60,720
Current operating lease liabilities	7,328	7,203
Income taxes payable	5,668	9,986
Current portion of deferred revenue	20,937	27,207
Current debt obligation	4,000	4,000
Total current liabilities	162,362	184,238
Long-term liabilities:
Deferred revenue, net of current portion	878	1,747
Non-current deferred taxes	1,722	1,847
Non-current operating lease liabilities	36,861	29,284
Long-term debt, net of current portion	388,327	389,873
Other long-term liabilities	751	685
Total liabilities	590,901	607,674
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized, 192,681,679 and 190,459,837 shares issued, and 188,905,524 and 186,683,682 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	193	190
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Treasury stock, at cost: 3,776,155 shares as of June 30, 2026 and December 31, 2025	(30,000)	(30,000)
Additional paid-in capital	763,948	746,599
Accumulated other comprehensive income	17,669	32,514
Retained earnings	52,818	52,741
Total stockholders' equity	804,628	802,044
Total liabilities and stockholders' equity	$1,395,529	$1,409,718

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Subscription and other revenue	$138,223	$130,521	$270,592	$248,609
Cost of revenue:
Cost of revenue	27,784	24,542	55,386	48,108
Amortization of acquired technologies	4,237	4,229	8,478	8,396
Total cost of revenue	32,021	28,771	63,864	56,504
Gross profit	106,202	101,750	206,728	192,105
Operating expenses:
Sales and marketing	42,686	42,362	85,272	82,766
Research and development	26,627	26,336	52,765	50,220
General and administrative	19,916	23,229	40,163	47,137
Amortization of acquired intangibles	497	503	993	1,002
Total operating expenses	89,726	92,430	179,193	181,125
Operating income	16,476	9,320	27,535	10,980
Other expense, net:
Interest expense, net	(8,343)	(8,090)	(15,932)	(15,161)
Other (expense) income, net	(413)	(815)	(1,096)	693
Total other expense, net	(8,756)	(8,905)	(17,028)	(14,468)
Income (loss) before income taxes	7,720	415	10,507	(3,488)
Income tax expense	5,960	5,046	10,430	8,364
Net income (loss)	$1,760	$(4,631)	$77	$(11,852)
Net income (loss) per share:
Basic income (loss) per share	$0.01	$(0.02)	$0.00	$(0.06)
Diluted income (loss) per share	$0.01	$(0.02)	$0.00	$(0.06)
Weighted-average shares used to compute net income (loss) per share:
Shares used in computation of basic income (loss) per share:	188,632	188,823	188,091	188,527
Shares used in computation of diluted income (loss) per share:	189,115	188,823	189,225	188,527

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income (loss)	$1,760	$(4,631)	$77	$(11,852)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,565	10,938	22,013	21,410
(Benefit from) provision for doubtful accounts	(243)	177	(70)	237
Stock-based compensation expense	10,145	12,884	21,196	24,553
Gain on asset disposal	—	(39)	—	(162)
Deferred taxes	(6)	59	(19)	79
Amortization of debt issuance costs and discounts	228	394	454	784
Loss on foreign currency exchange rates	1,254	2,377	2,400	1,594
Loss (gain) on contingent consideration	284	918	(303)	1,618
Deferred consideration expense	1,661	3,842	3,304	7,530
(Gain) loss on lease modification	—	(28)	11	(441)
Other non-cash expenses	1	380	2	521
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(403)	(3,106)	3,701	(2,838)
Income taxes receivable	(9)	(142)	234	(231)
Recoverable taxes	(1,224)	4,293	2,377	16,713
Current contract assets	(1,172)	(6,005)	4,108	(3,099)
Operating lease right-of-use assets, net	(1,047)	202	(1,455)	(163)
Prepaid expenses and other current assets	2,064	2,252	(47)	(4,446)
Accounts payable	4,173	3,363	5,669	653
Accrued liabilities and other	4,483	(1,778)	(10,473)	(5,679)
Income taxes payable	(2,720)	(944)	(4,150)	(577)
Deferred revenue	(4,239)	(2,402)	(7,140)	(2,898)
Other long-term assets	913	1,085	2,030	424
Other long-term liabilities	46	98	66	134
Net cash provided by operating activities	26,514	24,187	43,985	43,864
Cash flows from investing activities
Purchases of property and equipment	(9,808)	(3,788)	(11,495)	(7,076)
Purchases of intangible assets and other	(2,695)	(3,009)	(5,247)	(5,797)
Return of deposits in escrow	—	299	—	299
Net cash used in investing activities	(12,503)	(6,498)	(16,742)	(12,574)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(771)	(2,058)	(5,375)	(9,770)
Exercise of stock options	(3)	—	—	2
Proceeds from issuance of common stock under employee stock purchase plan	—	—	1,177	1,296
Repurchase of common stock	—	(10,000)	—	(10,000)
Deferred acquisition payments	(10,537)	(5,358)	(10,537)	(5,358)
Repayments of borrowings under Credit Agreement	(1,000)	(875)	(2,000)	(1,750)
Payments of debt issuance costs	(2,298)	—	(2,298)	—
Net cash used in financing activities	(14,609)	(18,291)	(19,033)	(25,580)
Effect of exchange rate changes on cash and cash equivalents	(1,402)	386	(4,235)	2,968
Net (decrease) increase in cash and cash equivalents	(2,000)	(216)	3,975	8,678
Cash and cash equivalents
Beginning of period	117,812	94,090	111,837	85,196
End of period	$115,812	$93,874	$115,812	$93,874

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Supplemental disclosure of cash flow information
Cash paid for interest	$6,546	$6,259	$13,402	$12,706
Cash paid for income taxes	$8,012	$3,740	$13,604	$5,897
Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$(617)	$462	$2,403	$491
Right-of-use assets obtained in exchange for operating lease liabilities	$3,075	$2,242	$10,877	$5,580
Assets acquired in exchange for vendor credits	$—	$39	$—	$162

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

GAAP cost of revenue	$32,021	$28,771	$63,864	$56,504
Stock-based compensation expense and related employer-paid payroll taxes	(370)	(473)	(803)	(941)
Amortization of acquired technologies	(4,237)	(4,229)	(8,478)	(8,396)
Transaction related costs	20	(107)	83	(254)
Non-GAAP cost of revenue	$27,434	$23,962	$54,666	$46,913

GAAP gross profit	$106,202	$101,750	$206,728	$192,105
Stock-based compensation expense and related employer-paid payroll taxes	370	473	803	941
Amortization of acquired technologies	4,237	4,229	8,478	8,396
Transaction related costs	(20)	107	(83)	254
Non-GAAP gross profit	$110,789	$106,559	$215,926	$201,696

GAAP sales and marketing expense	$42,686	$42,362	$85,272	$82,766
Stock-based compensation expense and related employer-paid payroll taxes	(3,775)	(4,715)	(7,947)	(9,180)
Transaction related costs	59	(1,369)	122	(2,320)
Restructuring costs and other	(20)	(69)	(563)	(229)
Non-GAAP sales and marketing expense	$38,950	$36,209	$76,884	$71,037

GAAP research and development expense	$26,627	$26,336	$52,765	$50,220
Stock-based compensation expense and related employer-paid payroll taxes	(2,548)	(3,084)	(5,404)	(6,059)
Transaction related costs	18	(206)	18	(286)
Restructuring costs and other	(34)	—	13	(122)
Non-GAAP research and development expense	$24,063	$23,046	$47,392	$43,753

GAAP general and administrative expense	$19,916	$23,229	$40,163	$47,137
Stock-based compensation expense and related employer-paid payroll taxes	(3,569)	(4,878)	(7,870)	(9,654)
Transaction related costs	(1,217)	(3,895)	(1,522)	(8,971)
Restructuring costs and other	(572)	(322)	(590)	98
Non-GAAP general and administrative expense	$14,558	$14,134	$30,181	$28,610

GAAP operating income	$16,476	$9,320	$27,535	$10,980
Amortization of acquired technologies	4,237	4,229	8,478	8,396
Amortization of acquired intangibles	497	503	993	1,002
Stock-based compensation expense and related employer-paid payroll taxes	10,262	13,150	22,024	25,834
Transaction related costs	1,120	5,577	1,299	11,831
Restructuring costs and other	626	391	1,140	253
Non-GAAP operating income	$33,218	$33,170	$61,469	$58,296
GAAP operating margin	11.9%	7.1%	10.2%	4.4%
Non-GAAP operating margin	24.0%	25.4%	22.7%	23.4%

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

GAAP net income (loss)	$1,760	$(4,631)	$77	$(11,852)
Amortization of acquired technologies	4,237	4,229	8,478	8,396
Amortization of acquired intangibles	497	503	993	1,002
Stock-based compensation expense and related employer-paid payroll taxes	10,262	13,150	22,024	25,834
Transaction related costs	1,120	5,577	1,299	11,831
Interest on deferred consideration	799	1,424	1,589	2,833
Restructuring costs and other	626	391	1,140	253
Tax benefits associated with above adjustments (1)	(584)	(857)	(1,316)	(1,540)
Non-GAAP net income	$18,717	$19,786	$34,284	$36,757

GAAP diluted income (loss) per share	$0.01	$(0.02)	$0.00	$(0.06)
Non-GAAP diluted income per share	$0.10	$0.10	$0.18	$0.19

Shares used in computation of GAAP diluted income (loss) per share:	189,115	188,823	189,225	188,527
Shares used in computation of non-GAAP diluted income per share:	189,115	189,302	189,225	189,244
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three months ended June 30, 2026 and 2025, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income (loss)	$1,760	$(4,631)	$77	$(11,852)
Amortization	6,755	6,262	13,319	12,440
Depreciation	3,810	4,676	8,694	8,970
Income tax expense	5,960	5,046	10,430	8,364
Interest expense, net	8,343	8,090	15,932	15,161
Unrealized foreign currency losses	1,254	2,377	2,400	1,594
Transaction related costs	1,120	5,577	1,299	11,831
Stock-based compensation expense and related employer-paid payroll taxes	10,262	13,150	22,024	25,834
Restructuring costs and other	626	391	1,140	253
Adjusted EBITDA	$39,890	$40,938	$75,315	$72,595
Adjusted EBITDA margin	28.9%	31.4%	27.8%	29.2%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Growth Rate	2026	2025	Growth Rate

GAAP subscription revenue	$137,071	$129,146	6.1%	$268,224	$245,886	9.1%
Estimated foreign currency impact (1)	(1,514)	—	(1.2)	(7,087)	—	(2.9)
Non-GAAP subscription revenue on a constant currency basis	$135,557	$129,146	5.0%	$261,137	$245,886	6.2%

GAAP other revenue	$1,152	$1,375	(16.2)%	$2,368	$2,723	(13.0)%
Estimated foreign currency impact (1)	(10)	—	(0.7)	(40)	—	(1.5)
Non-GAAP other revenue on a constant currency basis	$1,142	$1,375	(16.9)%	$2,328	$2,723	(14.5)%

GAAP subscription and other revenue	$138,223	$130,521	5.9%	$270,592	$248,609	8.8%
Estimated foreign currency impact (1)	(1,524)	—	(1.2)	(7,127)	—	(2.9)
Non-GAAP subscription and other revenue on a constant currency basis	$136,699	$130,521	4.7%	$263,465	$248,609	6.0%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods for the three and six months ended June 30, 2026, respectively.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net cash provided by operating activities	$26,514	$24,187	$43,985	$43,864
Purchases of property and equipment	(9,808)	(3,788)	(11,495)	(7,076)
Purchases of intangible assets and other	(2,695)	(3,009)	(5,247)	(5,797)
Free cash flow	14,011	17,390	27,243	30,991
Cash paid for interest, net of cash interest received	6,546	6,259	13,402	12,706
Cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items (1)	2,315	1,522	4,079	6,564
Unlevered free cash flow (1)	$22,872	$25,171	$44,724	$50,261
_________________
(1) Effective July 1, 2025, we have removed from our computation of unlevered free cash flow non-cash items generally relating to cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items. Unlevered free cash flow for all prior periods presented has been revised to the current period computation.